EXHIBIT 4-D
-----------



PREPARED BY AND RETURN TO:
-------------------------

Philip M. Battles, III, Esq.
Hunton & Williams
1900 K Street, N.W.
Washington, DC  20006


                   MODIFICATION AND EXTENSION AGREEMENT
                   ------------------------------------


STATE OF NORTH CAROLINA       }
                              }
COUNTY OF FORSYTH             }


      This MODIFICATION AND EXTENSION AGREEMENT ("Agreement") is made effective as of the 1st day of November, 1996, by and between the STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE ("Noteholder") FOR THE REGISTERED
HOLDERS OF FDIC REMIC TRUST 1994-C1, COMMERCIAL MORTGAGE
PASS-THROUGH
CERTIFICATES, SERIES 1994-C1, whose servicer is BANC ONE MANAGEMENT AND CONSULTING CORPORATION ("BOMCC"); WACHOVIA BUILDING ASSOCIATES, L.P. (the
"Borrower"), and PHILIP M. BATTLES, III, sole acting substitute trustee pursuant to a deed of appointment of substitute trustee (the "Trustee").


                          PRELIMINARY STATEMENTS
                          ----------------------

      WHEREAS, American Savings Bank, FSB, a federal stock savings bank (the "Bank") made a loan ("Loan") to Borrower on October 15, 1986, in the maximum principal amount of TWENTY-TWO MILLION AND 00/100 DOLLARS
($22,000,000.00); and

      WHEREAS, Borrower executed and delivered to the Bank that certain Deed of Trust Note dated October 15, 1986 (as same may have been heretofore amended, the "Note") payable to the order of the Bank in the amount of and evidencing the Loan; and

      WHEREAS, Borrower executed and delivered (i) that certain Deed of Trust and Security Agreement dated of even date with the Note (as same may have been heretofore amended, the "Deed of Trust") to John J. Jernigan, Esq., as trustee (the "Original Trustee") for the benefit of the Bank recorded in Book 1569, at page 0878 among the records of the Register of Deeds, Forsyth County, North Carolina (the "Land Records") covering the real property described in EXHIBIT "A" attached hereto and incorporated herein for all purposes, together with all improvements, appurtenances, other properties (whether real or personal), rights and interests described in and encumbered by the Deed of Trust ("Property"), and (ii) the certain Collateral Assignment of Leases and Rents dated of event date with the Note (as same may have been heretofore amended, the "Assignment") to secure the payment of the Note and performance by Borrower of the other obligations set forth in the Security Documents (as herein defined); and

      WHEREAS, Borrower caused to be issued by Ticor Title Insurance Company (since merged into Chicago Title Insurance Company, hereinafter the "Title Company") that certain Policy of Title Insurance (together with all amendments and endorsements thereto, the "Policy") No. L9032376, dated October 16, 1986, in the amount of the Note, insuring the dignity and priority of the lien created and evidenced by the Deed of Trust; and

      WHEREAS, the FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC") became the owner and holder of the Note and the beneficiary, secured party and/or assignee under the other Security Documents (hereinafter defined) as successor-in-interest to certain assets of the failed Bank; and

      WHEREAS, Noteholder is now the owner and holder of the Note and the beneficiary, secured party and/or assignee under the other Security Documents (hereinafter defined) as successor-in-interest; and

      WHEREAS, Noteholder and Borrower now propose to modify certain of the terms and provisions of the Note, the Deed of Trust, the Assignment and the other related documents executed by Borrower pertaining to, evidencing or securing the Loan (collectively, the "Security Documents").

      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Noteholder and Borrower hereby agree as follows:

      1. REINSTATEMENT; NO NOVATION. Notwithstanding the prior maturity of the Note [11/1/96], all of the Security Documents (including, without limitation, the Note) are reinstated and are deemed to be continuing in full force and effect (and are not extinguished). All monies due and payable under the Note shall continue to be due and payable in accordance with the terms of the Note, as modified by this Agreement. Nothing herein contained shall affect or impair the validity or priority of the lien and security interests under the Deed of Trust or under any of the other Security Documents, which are hereby renewed and extended in accordance with the terms of this Agreement. The parties hereto confirm and agree that this Agreement is not and is not intended to be a novation of the Note.

      2. DELINQUENT CHARGES. Contemporaneously with the execution and delivery of this Agreement, and as consideration for Noteholder's agreement to enter into this Agreement, Borrower shall remit to Noteholder cash funds sufficient to pay all unpaid taxes, if any, insurance premiums, if any, overdue monthly payments of principal, and interest, together with late charges that are due under the Note,if any, and any other outstanding charges due to Noteholder under the Security Documents.

      3. PAYMENT OF EXTENSION FEE. Contemporaneously with the execution and delivery of this Agreement, Borrower shall remit to BOMCC cash funds in the amount of $99,163.10, which sum shall be in payment of a reprocessing/re-underwriting extension fee due to BOMCC as additional consideration for the extension of the maturity date of the Note as set forth herein.

      4. CONFIRMATION OF OUTSTANDING PRINCIPAL BALANCE. Borrower and Noteholder agree that the outstanding principal balance of the Note as of November 1, 1996 is $19,832,619.77.

      5. REAFFIRMATION OF DEED OF TRUST. Except as specifically modified by this Agreement, the terms and provisions of the Deed of Trust are hereby ratified and confirmed and remain in full force and effect. The Deed of Trust, as modified hereby, continues to secure the obligations of the Borrower under the Loan, with the same lien priority as immediately prior to the execution and delivery hereof. Borrower hereby reaffirms all of the covenants, representations and warranties made by the Borrower in the Deed of Trust, including, without limitation, the Borrower's covenant to keep the Property free from all liens, mortgages, deeds of trust and security interests of every kind and nature other than the lien of the Deed of Trust, as set forth in paragraph 4 of the Deed of Trust.

      6. EXTENSION OF MATURITY. The maturity date of the Note is hereby extended until November 1, 2001 (the "Maturity Date"), when the unpaid principal balance of the Note, together with all accrued but unpaid interest thereon, shall, unless made payable earlier as provided herein or in any of the Security Documents, be due and payable. Borrower hereby renews and extends, but does not extinguish, the Note and the liens, security interests and assignments created and evidenced by the Deed of Trust and other Security Documents, and in this regard all of the Security Documents are hereby renewed and modified by extending the maturity date thereof as set forth above. Borrower covenants to observe, comply with and perform each of the terms and provisions of the Security Documents, as modified hereby.

      7. PAYMENT OF THE NOTE. Notwithstanding anything contained herein or in the Note or the Deed of Trust to the contrary, the Note shall be due and payable in monthly installments of principal and interest in the amount $181,718.09, commencing on December 1, 1996, and continuing on the same day of each successive month thereafter until the Maturity Date, or as earlier provided in the Security Documents. Each monthly installment shall be applied first to accrued and unpaid interest, and then the principal as provided for in the Deed of Trust.

      8. INTEREST RATE. Notwithstanding anything contained in the Note to the contrary, effective as of November 1, 1996, interest on the principal balance of the Note, as modified hereby, from time to time remaining unpaid prior to maturity shall accrue and be payable at the rate of NINE AND 55/100 percent (9.55%) per annum. Interest on the Note shall be calculated at a daily rate based on a 30-day month and a 360-day year, but never in excess of the Maximum Lawful Rate. As used herein, the term "Maximum Lawful Rate" means at any time the highest rate of interest permitted by applicable law.

      9. SUBSTITUTION OF NOTEHOLDER. Effective as of the date Noteholder acquired the Note, Deed of Trust and other Security Documents, for the purpose of clarifying the names of the parties in the Security Documents, and the beneficial owner in, of and as set forth in the Security Documents, Noteholder shall be substituted as the payee under the Note, the named beneficiary under the Deed of Trust, and the lender and/or secured party under all of the other Security Documents and the Security Documents are hereby so modified in each respect.

      10. ENVIRONMENTAL PROTECTION OBLIGATION. The following covenants, representations, warranties, obligations, agreements of indemnity and related agreements are collectively referred to as Borrower's
"ENVIRONMENTAL PROTECTION OBLIGATION" and are in addition to any environmental representations, warranties and covenants of the Borrower set forth in the Deed of Trust:

      (a) Borrower represents and covenants that (i) Borrower will not hereafter cause or (with respect to the Property) knowingly permit to occur, a discharge, spillage, uncontrolled loss, seepage or filtration (hereinafter referred to as a "SPILL") of oil or petroleum or chemical liquids or solids, liquid or gaseous products or hazardous waste, or hazardous substance as those terms are used in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may be amended from time to time (hereinafter referred to as the "ACT") at, upon, under or within the Property or any contiguous real estate; (ii) to the best of its knowledge, Borrower has not been and will not be involved in operations at or in the Property which could lead to the imposition on Borrower of liability, or the creation of a lien on the Property, under the Act or under any similar applicable laws or regulations; and (iii) Borrower has not and will not knowingly permit any tenant or occupant of the Property to engage in any activity that could lead to the imposition of liability on such tenant or occupant, Borrower or any owner of any of the Property, or the creation of a lien on the Property, under the Act or any similar applicable laws or regulations;

      (b) Borrower shall comply strictly and in all respects with the requirements of the Act and related regulations and with all similar applicable laws and regulations and shall notify Noteholder promptly in the event Borrower is notified of any Spill or location of hazardous substance upon the Property in violation of the Act, and shall promptly forward to Noteholder copies of all orders, notices, permits, applications or other communications and reports issued by or to any governmental agency having jurisdiction over the Property (and any report prepared by an environmental consultant) in connection with any Spill or the Act or related regulations or any similar applicable laws or regulations, as they may affect the Property;

      (c) If Noteholder has reasonable cause to believe that a Spill or a violation of the Act or a breach of Borrower's obligations under this section entitled "Environmental Protection Obligation" may exist (whether or not such Spill, violation or breach is ultimately found to exist) Borrower, promptly upon the reasonable written request of Noteholder from time to time, shall provide Noteholder with an environmental site assessment or environmental audit report, or an update of such an assessment or report, all in scope, form and content reasonably satisfactory to Noteholder, at Borrower's expense;

      (d) Except to the extent arising from an act of Noteholder or an act of Noteholder's agent or contractors or to the extent the same first accrues after Noteholder or its successors or assigns becomes the owner of the Property, Borrower shall indemnify Noteholder and hold Noteholder harmless from and against all unrelated third party claims (including any loss, liability, damage and expense, including reasonable attorneys' fees, suffered or incurred as a result thereof by Noteholder, whether as holder of the Deed of Trust, as mortgagee in possession or as successor in interest to Borrower as owner of the Property by virtue of foreclosure or acceptance of a deed in lieu of foreclosure) arising (i) on account of a violation of any federal, state or local law, regulation or ordinance relating to environmental regulation including, but not limited to the following, as the same may be amended from time to time: (a) the Resource Conservation and Recovery Act of 1976; (b) the Comprehensive Environmental Response, Compensation and Liability Act of 1980; (c) Superfund Amendments and Reauthorization Act of 1986; or (d) Environmental Protection Agency regulations promulgated thereunder (collectively the "Hazardous Substance Laws"); or (ii) with respect to any other matter affecting the Property within the jurisdiction of the federal Environmental Protection Agency or pursuant to the Hazardous Substance Laws and in the regulations adopted pursuant to the Hazardous Substance Laws; and

      (e) In the event of any Spill or hazardous substance affecting the Property in violation of the Act, or if Borrower shall fail to comply with the provisions of this section entitled "Environmental Protection Obligation" or any of the requirements of the Hazardous Substance Laws regulations or any other environmental law or regulation, Noteholder may, at Noteholder's election, but without the obligation to do so, give such notices and/or cause such work to be performed at the Property and/or take any and all other actions as Noteholder, in Noteholder's reasonable discretion, shall deem necessary or advisable in order to remedy said Spill or cure said failure of compliance and any reasonable amounts paid as a result thereof, together with interest thereon at the default rate as set forth in the Note from the date of payment by Noteholder, shall be due and payable by Borrower to Noteholder after thirty (30) days demand by Noteholder of Borrower therefor, and until paid shall be added to and become a part of the Indebtedness and shall have the benefit of the lien hereby created as a part thereof.

      Notwithstanding anything contained in this section 10 to the contrary, in the event the terms, provisions and conditions of the Deed of Trust with respect to environmental matters conflicts with any terms, provisions and conditions of this section 10, such terms, provisions and conditions of this section 10 shall control.

      Borrower and Noteholder acknowledge the existence of asbestos at the Property. The existence of asbestos shall not be a Default under the Security Documents. However a Default under the Security Documents shall occur in the event Borrower receives notice issued by any governmental agency having jurisdiction over the Property that remediation for the asbestos at the Property is required and Borrower fails to accomplish such remediation within the requisite time period.

      11. TITLE INSURANCE. Contemporaneously with the execution and delivery hereof, the Borrower shall cause the Title Company to issue with respect to the Policy, an endorsement, in form and substance satisfactory to Receiver, to update the Policy, insure the validity of the original lien position of the Deed of Trust, as modified, with respect to the Property, and confirm that the Policy is still in effect and unimpaired, notwithstanding the terms and provisions hereof.

      12. ACKNOWLEDGMENT BY BORROWER. Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict, or otherwise affect the obligations of Borrower or any third party to Noteholder, as evidenced by the Security Documents. Borrower hereby acknowledges, agrees and represents that (i) Borrower is indebted to Noteholder pursuant to the terms of the Note as reinstated and modified hereby; (ii) the liens, security interests and assignments created and evidenced by the Security Documents are, respectively, valid and subsisting liens, security interests and assignments of the respective dignity and priority recited in the Security Documents; (iii) there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Security Documents; (iv) Borrower has no claims, offsets, defenses or counterclaims arising from any of Noteholder's acts or omissions with respect to the Property, the Security Documents or Noteholder's performance under the Security Documents or with respect to the Property; (v) to the best of Borrower's knowledge, the representations and warranties contained in the Security Documents are materially true and correct representations and warranties of Borrower, as of the date of this Agreement; and (vi) Noteholder is not in default and no event has occurred which, with the passage of time, giving of notice, or both, would constitute a default by Noteholder of Noteholder's obligations under the terms and provisions of the Security Documents. To the extent Borrower now has any claims, offsets, defenses or counterclaims against Noteholder or the repayment of all or a portion of the Loan, whether known or unknown, fixed or contingent, the same are hereby forever irrevocably waived and released in their entirety.

      13.   CERTIFICATION WITH RESPECT TO LEASES AT THE PROPERTY.
The Borrower hereby certifies, acknowledges and agrees as follows:

            A. The following leases (collectively, the "Leases"), are all of the Leases now in existence at the Property:

            (i)  _______________________________________
                  _______________________________________
                  _______________________________________

            (ii) _______________________________________
                  _______________________________________
                  _______________________________________

            B. Each of the Leases is in full force and effect, neither of the Leases has been modified in any respect whatsoever and each of the Leases constitutes the complete agreements between the parties thereto with respect to the leasing of the Property.

            C. To the best of the Borrower's knowledge, ______________________ and ________________________ (collectively, the
"Lessees") have performed all of their respective obligations under the Leases.

            D. The Borrower asserts no claim (a) of delinquency, default interest or amounts due and owing with respect to the payment of rent or other charges payable under either of the Leases or (b) against either of the Lessees with respect to any respective obligation of either of the Lessees under the Leases.

            E. The Borrower is not aware of any fact or circumstance that, by itself or with the giving of notice or the passage of time or both, would constitute a default by either of the Lessees under the Leases.

            F. Neither of the Lessees has been granted any options, reduced or free rent or other concessions or rights except as expressly set forth in the Leases.

            G. The Borrower has received no notice and has no actual knowledge of any prior assignment, hypothecation or pledge of either of the Lessees' rights under the Leases.

            H. To the best of the Borrower's knowledge, each of the Lessees' respective rights under the Leases have not been assigned (in whole or in part) and the Property has not been sublet (in whole or in part).

            I. The Borrower shall not agree to any alteration, modification, amendment or termination of any Lease to a Lessee that occupies more than 2,500 square feet of space on the Property which shall create rights in the Property in any tenant other than the Lessees, or reduce the Noteholder's rights under the Security Documents, as modified by this Agreement, without Noteholder's consent.

      14.   RELEASES, COVENANTS NOT TO LITIGATE, ASSIGNMENTS AND
INDEMNIFICATION. In consideration for the renewal, extension and/or restructure of the Note, Borrower hereby agrees as follows (Borrower is herein sometimes referred to as "Releasing Parties"):

            A. Effective as of the date of execution of this Agreement, each of the Releasing Parties hereby: (i) fully and finally acquits, quitclaims, releases and discharges each of the Released Parties (the term "Released Parties" shall be defined as Noteholder, BOMCC, and their respective officers, directors, shareholders, representatives, employees, agents and attorneys) of and from any and all obligations, claims, liabilities, damages, demands, debts, liens, deficiencies or cause or causes of action (including claims and causes of action for usury) to, of or for the benefit (whether directly or indirectly) of the Releasing Parties, or any or all of them, at law or in equity, known or unknown, contingent or otherwise, whether asserted or unasserted, whether now known or hereafter discovered, whether statutory, in contract or in tort, as well as any other kind or character of action now held, owned or possessed as of the date hereof (whether directly or indirectly) by the Releasing Parties or any or all of them on account of, arising out of, related to or concerning, whether directly or indirectly, proximately or remotely (x) the Note or any of the Security Documents, or (y) this Agreement; (ii) waives any and all defenses to payment of the Note for any reason existing as of the date of execution of this Agreement; and (iii) waives any and all defenses, counterclaims or offsets to the Security Documents existing as of the date of execution of this Agreement (collectively, the "Released Claims");

            B. In addition to the releases contained hereinabove, and not in limitation thereof, each of the Releasing Parties hereby agrees that none of them shall ever prosecute, or voluntarily aid in the prosecution of, any of the Released Claims, whether by claim, counter-claim or otherwise;

            C. If, and to the extent that, any of the Released Claims are, for any reason whatsoever, not released and discharged pursuant to the provisions of paragraph (a) above, each of the Releasing Parties hereby absolutely and unconditionally grants, sells, bargains, transfers, assigns and conveys unto Noteholder each and every of the Released Claims and any proceeds, settlements and distributions relating thereto; and

            D. Each of the Releasing Parties hereby expressly agrees to indemnify and hold harmless the Released Parties, and each of them, of and from any and all obligations, claims, liabilities, damages, demands, debts, liens, costs and expenses of any of such Released Parties, that may be asserted or may arise, whether directly or indirectly, proximately or remotely, in connection with (i) any claim or assertion that Noteholder, or any of the Released Parties, must disgorge or otherwise return to the Releasing Parties any sums heretofore paid or credited on to or in connection with the Note and/or (ii) any claim or assertion by the Releasing Parties with respect to the execution or delivery of, or the consummation of, the transactions contemplated by, this Agreement.

      15. NO WAIVER OF REMEDIES. Except as may be expressly set forth herein, nothing contained in this Agreement shall prejudice, act as, or be deemed to be a waiver of any right or remedy available to Noteholder by reason of the occurrence or existence of any fact, circumstance or event constituting a default under the Note or the other Security Documents, save and except any monetary defaults prior to the date of this Agreement which defaults are hereby expressly waived.

      16. INTEREST LIMITATION. The Note shall be governed by and construed in accordance with North Carolina law and applicable federal law.

The parties hereto intend to conform strictly to the applicable usury laws.

In no event, regardless of any provisions contained therein or in any other document executed or delivered in connection herewith, shall Noteholder or BOMCC ever be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Loan, any amount in excess of the maximum amount permitted by applicable law. In no event, whether by reason of demand for payment, prepayment, acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by Noteholder hereunder or otherwise exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever interest would otherwise be payable to Noteholder in excess of the maximum lawful amount, the interest payable to Noteholder shall be reduced automatically to the maximum amount permitted by applicable law. If Noteholder shall ever receive anything of value deemed interest under applicable law which would apart from this provision be in excess of the maximum lawful amount, an amount equal to any amount which would have been excessive interest shall be applied to the reduction of the principal amount owing hereunder in the inverse order of its maturity and not to the payment of interest, or if such amount which would have been excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Borrower.
All interest paid or agreed to be paid to Noteholder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the maximum permitted by applicable law. The provisions of this paragraph shall control all existing and future agreements between Borrower and Noteholder.

      17. NOTICES. All notices or other communications required or permitted to be given pursuant to the Security Documents or hereto (except for notice of a foreclosure sale which shall be given in the manner specifically set forth in the Deed of Trust or by applicable law) shall be in writing and shall be deemed served and given on the earlier of (i) the date of receipt indicated on the return receipt of notices sent, properly addressed to the designated address of the addressee as set forth below, postage prepaid, registered or certified mail with return receipt requested or (ii) at the time of delivery to the designated address of the addressee set forth below by a third party commercial delivery service. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notices, the addresses of the parties shall be as follows:

            NOTEHOLDER: STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE ("Noteholder") FOR THE REGISTERED HOLDERS OF FDIC REMIC TRUST 1994-C1, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1994-C1, successor in interest to American Savings Bank, FSB,
                              c/o Banc One Management and Consulting
Corporation
                              1717 Main Street, 12th Floor
                              Bank One Center
                              Dallas, Texas  75201
                              Attn:  Helen Hernandez

            BORROWER:         Wachovia Building Associates, L.P.
                              c/o JMB Realty Corporation
                              900 N. Michigan Avenue, 12th Floor
                              Chicago, IL  60611
                              Attn:  Tom Bennett

                              with a copy to:

                              Pircher, Nichols & Meeks
                              1999 Avenue of the Stars
                              Los Angeles, CA  90067
                              Attn:  Stevens A. Carey, Esq.

Either party shall have the right to change its address for notice hereunder and under the other Security Documents to any other location within the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.

      18. FURNISHING INFORMATION. Borrower agrees that Noteholder may furnish any financial or other information concerning Borrower heretofore or hereafter provided by Borrower to Noteholder to any prospective or actual purchaser of any participation or other interest in the Loan or to any prospective or actual purchaser of any securities issued or to be issued by Noteholder.

      19. COSTS AND EXPENSES. Contemporaneously with the execution and delivery hereof, Borrower shall pay, or cause to be paid, all reasonable costs and expenses incident to the preparation, execution and recordation hereof and the consummation of the transaction contemplated hereby, including, but not limited to, reasonable ATTORNEYS' FEES AND CHARGES INCURRED BY Noteholder, recording fees, title insurance policy or endorsement premiums or other charges of the Title Company. To the extent not prohibited by applicable law, Borrower will pay all reasonable costs and expenses and reimburse Noteholder for any and all reasonable expenditures of every character incurred or expended from time to time during the existence of any default beyond the expiration of any applicable notice or cure period hereunder or under the Security Documents, in connection with Noteholder's evaluating, monitoring, administering, and protecting the Property, and creating, perfecting and realizing upon Noteholder's security interest in its liens upon the Property, and all costs and expenses, including, without limitation, all appraisal fees, consulting fees, filing fees, taxes, brokerage fees and commissions, fees incident to any security interest lien and other title searches and reports, escrow fees, attorney's fees, legal expenses, court costs, costs incurred in connection with liquidation or sale of the Property, and all other reasonable professional fees. Any amount to be paid under this section by Borrower to Noteholder shall bear interest from the date of demand at the Maximum Rate, to the extent not prohibited by applicable law.

      20. CONDITIONS/COVENANTS. It shall be a condition to the effectiveness of this Agreement that, on or before the execution hereof by Noteholder, (i) Borrower shall have paid the Noteholder (a) all unpaid taxes, insurance premiums, overdue monthly payments of principal and interest due and payable hereunder on the date of execution hereof, together with any late charges due under the Note and any other outstanding charges due to Noteholder under the Security Documents referred to in section 2 hereinabove, (b) the reprocessing/re-underwriting extension fee referred to in section 3 hereinabove, (c) attorneys' fees and charges incurred by Noteholder, referred to in section 19 hereinabove, and (d) the recording fees and any title insurance policy or endorsement premiums due to the Title Company referred to in section 11 hereinabove. The effectiveness of this Agreement shall also be conditioned on, prior to the execution of this Agreement by Noteholder, (i) Borrower's satisfactory completion, execution and delivery to Noteholder of a Notice to Borrower About Federal Disaster Relief Assistance relating to the Property, and (ii) Borrower's delivery to Noteholder or its counsel, in form satisfactory to Noteholder and its counsel, of those items set forth in that certain letter (including EXHIBIT "A" attached thereto) dated September 23, 1996, from BOMCC to Borrower. Satisfactory completion of the conditions listed above shall be evidenced by Noteholder's execution of this Agreement.

      21. DEFAULT. A failure by Borrower to observe or perform any covenant, term or provision of this Agreement, or if at any time any representation or warranty which has been made by Borrower herein shall be incorrect in any material respect, shall constitute a default under the Note and other Security Documents, subject to the appropriate notice and cure periods set forth in paragraph 19 of the Deed of Trust.

      22. DEFAULT INTEREST. All more than 10 days past due principal of and, to the extent permitted by applicable law, interest upon the Note shall bear interest at the rate of eighteen percent (18%) per annum, but in no event to exceed the Maximum Rate. The term "Maximum Rate", as used herein, shall mean, with respect to the holder of the Note, the lesser of
(i) eighteen percent (18%) and (ii) the maximum nonusurious interest rate, if any, that at any time, or from day to day, may be contracted for, taken, reserved, charged, or received on the indebtedness evidenced by the Note, under the laws which are presently in effect of the United States and the State of North Carolina applicable to such holder and such indebtedness or, to the extent permitted by law, under such applicable laws of the United States and the State of North Carolina which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

      JMB   BUSINESS DAY.     Should the principal of, or any installment
of interest upon, the Note become due and payable on any day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable with respect to such extension.

All payments of principal of and interest on the Note shall be made by Borrower to Noteholder before 2:00 pm (local time) in federal or other immediately available funds in care of Banc One Management and Consulting Corporation, Servicer for State Street Bank and Trust Company, as trustee for the Registered Holders of FDIC REMIC Trust 1994-C1, Commercial Mortgage Pass-Through Certificates, Series 1994-C1, at 1717 Main Street, 12th Floor, Bank One Center, Dallas, Texas 75201. Funds received after 2:00 pm (local time) shall be treated for all purposes as having been received by Noteholder on the Business Day next following the date of receipt of such funds. "Business Day" shall mean any Monday through Friday upon which national banks located in the State of Texas are open for business.

      24. ADDITIONAL DOCUMENTATION. From time to time, Borrower shall execute or procure and deliver to Noteholder such other and further documents and instruments evidencing, securing or pertaining to the Loan or the Security Documents as shall be reasonably requested by Noteholder so as to evidence or effect the terms and provisions hereof.

      25. EFFECTIVENESS OF THE SECURITY DOCUMENTS. Except as expressly modified by the terms and provisions hereof, each of the terms and provisions of the Security Documents are hereby ratified and shall remain in full force and effect; provided, however, that any reference in any of the Security Documents to the name of payee or secured party or beneficiary or assignee thereunder, or to the Loan, the amount constituting the Loan, any defined terms, or to any of the other Security Documents shall be deemed, from and after the date hereof, to refer to Noteholder, the Loan, the amount constituting the Loan, defined terms and to such other Security Documents, as modified hereby.

      26. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER SECURITY DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO BE
PERFORMABLE IN
NORTH CAROLINA, FORSYTH COUNTY, NORTH CAROLINA, AND SHALL BE
GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH
CAROLINA,
AND THE APPLICABLE LAWS OF THE UNITED STATES.

      27.  WAIVER OF JURY TRIAL.  DUE TO THE COMPLEXITY OF THE
TRANSACTION
CONTEMPLATED BY THE SECURITY DOCUMENTS, THE NOTEHOLDER AND THE
BORROWER
HEREBY ACKNOWLEDGE AND AGREE THAT A TRIAL BEFORE A JUDGE IS MORE APPROPRIATE THAN A TRIAL BEFORE A JURY. THE Noteholder AND THE BORROWER
HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY SUIT INVOLVING THE ENFORCEMENT OF THE PROVISIONS OF ANY OF THE SECURITY DOCUMENTS, AND GRANT
THE JUDGE PRESIDING OVER ANY SUCH SUIT FULL POWER AND AUTHORITY TO DETERMINE ALL QUESTIONS OF FACT.

      28. TIME. Time is of the essence in the performance of the covenants contained herein and in the Security Documents.

      29. BINDING AGREEMENT. This Agreement shall be binding upon the respective heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto; provided, however, the foregoing shall not be deemed or construed to (i) permit, sanction, authorize or condone the assignment of all or any part of the Property or any of Borrower's rights, titles or interests in and to the Property or any rights, titles or interests in and to Borrower, except as expressly authorized in the Security Documents, or (ii) confer any right, title, benefit, cause of action or remedy upon any person or entity not a party hereto, which such party would not or did not otherwise possess.

      30. HEADINGS. The section headings are inserted for convenience of reference only and shall in no way alter, amend, define or be used in the construction or interpretation of the text of such section.

      31. CONSTRUCTION. Whenever the context hereof so requires, reference to the singular shall include the plural and likewise, the plural shall include the singular; words denoting gender shall be construed to mean the masculine, feminine or neuter, as appropriate; and specific enumeration shall not exclude the general, but shall be construed as cumulative of the general recitation.

      32. SEVERABILITY. If any clause or provision of this Agreement is or should ever be held to be illegal, invalid or unenforceable under any present or future law applicable to the terms hereof, then and in that event, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby, and that in lieu of each such clause or provision of this Agreement that is illegal, invalid or unenforceable, such clause or provision shall be judicially construed and interpreted to be as similar in substance and content to such illegal, invalid or unenforceable clause or provision, as the context thereof would reasonably suggest, so as to thereafter be legal, valid and enforceable.

      33. COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures and acknowledgment of, or on behalf of, each of the parties hereto.

      34. NO ORAL AGREEMENTS. In consideration of the modification of the Loan as provided herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (i) agree that each party's execution of this Agreement constitutes an acknowledgement that such party has read and understands this Agreement, and that it is intended to be part of and is incorporated by reference into each of the Security Documents; (ii) acknowledges receipt of the following Notice, and (iii) to the extent allowed by law, agrees to be bound by the terms of this Agreement and the Notice:

      NOTICE: THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THIS LOAN CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE
FINAL
AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY
EVIDENCE OF
PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE
PARTIES.

      THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO
THE LOAN.

      35. TRUSTEE CONSENT. Trustee executes this Agreement at the direction of Noteholder, and with Noteholder's consent, which consent is evidenced by Noteholder's signature affixed hereto, to evidence its consent to the modification effected hereby.

      36. JOINDER OF SUBORDINATE LIEN HOLDER. JMB Income Properties, Ltd.-V, is the owner and holder of a lien (the "Subordinate Lien") on all or a portion of the Property, which lien is subordinate to the lien created by the Deed of Trust. The Subordinate Lien was created by that certain Deed of Trust, dated as of July 31, 1986, and recorded August 1, 1986 in Book 1556, Page 2108 of the Land Records securing a loan (the "Subordinate Loan"). By its execution below, Subordinate Lienholder hereby acknowledges each of the terms and provisions of the above Modification Agreement and agrees that the Subordinate Loan was, is and continues to be subordinate to the lien created by the Deed of Trust and further agrees that Borrower's execution, delivery and performance of the Modification Agreement, does not cause the lien of the Deed of Trust to become subordinate to the Subordinate lien.

      37. FINANCIAL STATEMENTS. The Borrower hereby covenants and agrees to provide the Noteholder with quarterly operating statements of the Borrower relating to the Property within thirty (30) days after the expiration of each calendar quarter during the term of the Loan and to provide the Noteholder with annual financial statements of the Borrower relating to the Property within sixty (60) days after the end of each calendar year during the term of the Loan. In addition, the Borrower hereby covenants and agrees to provide the Noteholder with a copy of its federal income tax return for each year during the term of the Loan within thirty (30) days after the filing of same, and to provide the Noteholder with such other financial information relating to the Property as the Noteholder may reasonably request.

      38. LIMITATION OF LIABILITY. Notwithstanding anything to the contrary in this Agreement or in any other documents executed in connection herewith, the provisions of the last paragraph on page 5 of the Note (which paragraph continues on the top of page 6 of the Note) are hereby incorporated herein by this reference as though herein set forth in full and (a) shall apply to this Agreement and all documents executed in connection herewith (the "Modification Documents") and for this purpose "Other Security Documents" (as used in such paragraph) shall be deemed to include the Modification Documents and (b) shall continue to apply to all Security Documents (including the Note), as modified by the Modification Documents.

      EXECUTED as of, although not necessarily on, the date and year first above written.

Witness/Attest:         NOTEHOLDER:

                        STATE STREET BANK AND TRUST COMPANY, as Trustee, for the registered holders of FDIC REMIC Trust 1994-C1, Commercial Mortgage Pass-Through Certificates, Series 1994-C1

                        By:   BANC ONE MANAGEMENT AND CONSULTING
CORPORATION, Servicer, pursuant to that certain Pooling and Servicing Agreement dated as of July 8, 1994 among State Street Bank and Trust Company, Banc One Management and Consulting Corporation and others

                        By:                               (SEAL)
                              Name: ___________________________,
                              Title ___________________________


                        BORROWER:

Attest                  WACHOVIA BUILDING ASSOCIATES, L.P.

                        By:   JMB Income Properties, LTD.-V, General
Partner

                              By:   JMB Realty Corporation, general partner


______________________        By:                       (SEAL)
Name: ________________        Name:  _______________________
Title: _______________        Title: ________________________



[corporate seal]

                        TRUSTEE:



                                                           (SEAL)
                        Philip M. Battles, III


                        SUBORDINATE LIENHOLDER: (the subordinate lienholder joins herein solely to acknowledge and agree to the purposes set forth in paragraph 37 of this Agreement)

                        JMB Income Properties, LTD.-V

                        By:   JMB Realty Corporation, general partner

______________________  By:                                 (SEAL)
Name: ________________  Name:  ________________________________
Title: _______________  Title: ________________________________

[corporate seal]


State of          }
                  }
County of         }

      This instrument was ACKNOWLEDGED before me, on the ______ day of _________, 1996, by _____________, ________________ for BANC ONE MANAGEMENT
AND CONSULTING CORPORATION, Servicer, pursuant to that certain Pooling and Servicing Agreement dated as of July 8, 1994 among State Street Bank and Trust Company, Banc One Management and Consulting Corporation and others, on behalf of State Street Bank and Trust Company, as Trustees for the registered holders of FDIC REMIC Trust 1994-C1, Commercial Mortgage Pass-Through Certificates, Series 1994-C1, in such capacity.


[S E A L]                           _____________________________________
                                    NOTARY PUBLIC, State of Texas
My Commission Expires:

_________________________     _____________________________________
                                    Printed Name of Notary Public




County of         }
                  } to-wit:
State of          }

      I, _____________________, a Notary Public in and for the jurisdiction aforesaid do hereby certify that ___________________ personally came before me this day and acknowledged that s/he is ______________________, of JMB Realty Corporation, general partner of JMB Income Properties, LTD.-V and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its _________________ acting as general partner JMB Properties, LTD.-V, general partner of Wachovia Building Associates, L.P., an Illinois limited partnership, the Borrower named therein and attested by its _________________, and seal with its corporate seal.

      Witness my hand and official stamp or seal this ____ day of________________, 1996.


                                    _____________________________________
                                    Notary Public

My Commission expires:____________________________

[Notarial Seal]
District of Columbia, to-wit:

      I, _____________________, a Notary Public in and for the jurisdiction aforesaid do hereby certify that PHILIP M. BATTLES, III party to and who is personally well known to me as the person who executed the foregoing and annexed Agreement, personally appeared before me in said jurisdiction and acknowledged the same to be his act and deed, and that he executed said instrument for the purposes therein contained.

      Given under my hand and seal this ____ day of________________, 1996.


                                    _____________________________________
                                    Notary Public

My Commission expires:____________________________



County of         }
                  } to-wit:
State of          }

      I, _____________________, a Notary Public in and for the jurisdiction aforesaid do hereby certify that ___________________ personally came before me this day and acknowledged that s/he is ______________________, of JMB Realty Corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its _________________ acting as general partner of JMB Properties, LTD.-V , and attested by its _________________, and seal with its corporate seal.

      Witness my hand and official stamp or seal this ____ day of________________, 1996.


                                    _____________________________________
                                    Notary Public

My Commission expires:____________________________

[Notarial Seal]








                                EXHIBIT "A"
                                -----------

                             LEGAL DESCRIPTION